                                                                   EXHIBIT 10.12


                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                  OF ANDOVER BANCORP, INC. AND ITS SUBSIDIARIES

         The Deferred Compensation Plan For Directors of Andover Bancorp, Inc. and Its Subsidiaries, originally effective July 1, 1993, is hereby amended and restated as follows effective February 22, 1996:

1. Eligibility. Any member of the Board of Directors of Andover Bancorp, Inc. or any of its subsidiaries (each such entity being referred to herein as the "Corporation") who is not an employee of Andover Bancorp, Inc. or any of its subsidiaries may elect to defer, in accordance with this Plan, payment of all or a portion of the compensation payable to him for service as such Director.

2. Election to Defer. A Director's election to defer payments shall be made in writing and shall be effective upon receipt and acceptance by the Corporation. Except in the case of a newly elected Director who may file an election to defer within thirty (30) days of his election as Director, an election to defer shall be made no later than ten (10) days preceding commencement of a calendar year with respect to deferral of compensation to be earned in such year. Any election may be revoked in writing and shall be effective upon receipt by the Corporation, but only as to compensation to be earned at and after commencement of the next succeeding calendar month. Any election may be changed in writing and shall be effective upon receipt by the Corporation, but only as to compensation to be earned at and after commencement of the next succeeding calendar year.

3. Crediting of Interest. The Corporation shall maintain a book account to which the deferred compensation of each Director participating in this Plan shall be credited as of the end of each calendar month after such compensation is earned. As of the end of each calendar month, the Corporation shall also credit each deferred compensation account with interest on the amount then standing in the account, exclusive of any deferred compensation credited to the account as of such date. The rate to be used for this purpose shall be the maximum interest yield paid by Andover Bank with respect to its 36-month term deposit accounts, or if there shall be no 36-month term deposit accounts, at the maximum interest yield paid on the term deposit account of such duration as most closely approximates 36 months.

4.       Stock Units.

         (a) In lieu of receiving interest credit each month, a Director may elect to convert the amounts in his deferred compensation account (and any future deferrals) into stock units equivalent in value to shares of common stock of Andover Bancorp, Inc. ("Stock"). Such an election must be made on an irrevocable basis at least six months in advance. A Director may revoke his election and elect to receive interest credits pursuant to Paragraph 3 above, but any such revocation must be made in writing on an irrevocable basis at least six months in advance.

         (b) The conversion of deferred compensation into stock units will be made on the basis of the fair market value of the Stock on the date of conversion, or the date the compensation would otherwise be paid, whichever is applicable. For this purpose, fair market value of the Stock on any given date shall mean the closing price reported for the Stock on the NASDAQ National Market on such date or, if no sales were reported on such date, for the last date preceding such date for which a sale was reported.

         (c) During the term of the deferral, each Director's account of stock units will be credited with additional units to reflect any payment of dividends (other than dividends payable only in shares of Stock). Each account will be credited with a number of whole and fractional shares of stock units determined by multiplying the dividend value per share of Stock by the number of units in the account on the record date and dividing the result by the fair market value of the Stock (as defined in Paragraph 4(b) above) on the record date.

         (d) In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, appropriate adjustments shall be made in the number of stock units credited to each Director's account.

5.       Time and Method of Payment

         (a) Amounts credited to a Director's deferred compensation account shall be paid, or commenced to be paid, on the January 15 coincident with or next following the date on which the Director ceases to be a member of the Board of Directors of the Corporation for any reason whatsoever. In the case of semi-annual installments, payments shall be made on each July 15.

         (b) Payments of deferred compensation may be made either in a single lump sum or in annual, or semi-annual, installments over a period of ten (10) years, as the Director may have irrevocably specified before the compensation is earned. In the absence of an effective election, payment shall be made in a single lump sum. In the case of installment payments, interest or dividend equivalent shall continue to be credited in accordance with Paragraph 3 or 4 during the payment period. The amount of each installment payment shall be equal to the amount credited to the deferred compensation account as of the preceding June 30 or December 31, as the case may be, divided by the number of payments remaining to be made, including the current payment. On and after the date which is the later of six months from the effective date of this amendment or the date this amendment is approved by shareholders of Andover Bancorp, Inc., payments from each Director's deferred compensation account of stock units shall be payable only in the form of whole shares of Stock, with any fractional share payable in cash.

         (c) Elections by a Director of a method of payment under sub-paragraph (b) shall be made in writing, effective upon receipt and acceptance by the Corporation, and applicable only to compensation to be earned after the effective date of the election. Such elections may also be changed by a Director, subject to the same restrictions.

         (d) Payments of deferred compensation shall be made as they become due to the Director if then living, otherwise to a beneficiary or beneficiaries designated by the Director in writing to the Corporation prior to the Director's death, or failing such designation, the Director's estate.

         (e) Notwithstanding any provision hereof to the contrary, if a Director, or after a Director's death the Director's beneficiary, believes he is suffering from financial hardship, an application may be made to the Board of Directors of the Corporation for an acceleration of payments from the deferred compensation account of the Director. A "financial hardship" shall mean a need for financial assistance due to the occurrence of an unanticipated emergency caused by an event beyond the Director's control. The need for financial assistance must be such that the Director, any member of the Director's immediate family or, after the Director's death, a designated beneficiary will be subject to substantial hardship if the acceleration is not permitted. If the Board of Directors of the Corporation determines, in its sole discretion, that a hardship exists, the Corporation may accelerate payment to the Director or the designated beneficiary of only so much of the deferred compensation account as the Board of Directors of the Corporation may determine is required to alleviate such hardship, and the deferred compensation account shall be charged with said amount upon payment.

6. Limitation on Rights of Directors. No action taken pursuant to this Plan shall create or be deemed to create a trust or fiduciary relationship of any kind between the Corporation and the Directors. Although the Corporation shall have no obligation to establish any separate fund, reserve or to invest in any specific asset to provide security with respect to any deferred amounts during the deferral period, the Corporation may elect to do so and, in such event, the Directors shall not have any interest in such assets and all such assets shall continue for all purposes to be a part of the general assets of the Corporation, with the title to the beneficial ownership of such assets remaining at all times in the Corporation. Each Director, his legal representative or any of his beneficiaries shall not have any right, other than the right of an unsecured general creditor of the Corporation, in respect to the deferred compensation account established hereunder, and such persons shall have no property interest in any specific assets of the Corporation.

7. Nonforfeitable. The right of each Director to the payment of deferred compensation under this Plan shall be nonforfeitable and no action or failure to act by the Director, the Corporation or any other person shall deprive the Director of, or excuse the Corporation from its obligations to pay, the amounts due hereunder.

8. Withholding Tax. The Corporation shall have the right to deduct from all deferred amounts or payments hereunder any federal or state taxes required by law to be withheld with respect to such deferred amounts or payments.

9. Non-Assignable. The deferred compensation payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any compensation to be so subjected shall not be recognized.

10. Termination and Amendment. This Plan may be amended at any time or may be terminated, in whole or in part, at any time, and from time to time, by Andover Bancorp, Inc. The foregoing provisions of this Paragraph notwithstanding, no amendment or termination of this Plan shall, without the consent of a Director, adversely affect the amounts payable hereunder on account of compensation deferred prior to the effective date of such amendment or termination.

11. Notices. All notices, elections or designations by a Director to the Corporation shall be delivered in person or by registered mail, postage prepaid, and noted to be brought to the attention of the Treasurer, Andover Bancorp, Inc.

12. Governing Law. This Plan, and all actions taken hereunder, shall be governed by and construed in accordance with the laws of the State of Massachusetts, except as such laws may be superseded by any applicable federal law.

13. Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 50,000, subject to appropriate adjustments in the event of a stock dividend, stock split, or similar change in capitalization affecting the Stock. Shares subject to the Plan are authorized but unissued shares or Treasury shares. Notwithstanding the foregoing, no shares of Stock may be issued under the Plan until the amendment and restatement of this Plan has been approved by the affirmative votes of the holders of a majority of the shares of Stock of Andover Bancorp, Inc. present, or represented, and entitled to vote at a meeting of shareholders.